Exhibit 99.1

PRESS RELEASE	July 28, 2022

Tilray Brands, Inc. Reports                                                                                     Record Fiscal Year 2022 Results

FY2022 Net Revenue Grew 22% to $628 Million Compared to the Prior Year; On a Constant Currency Basis, Net Revenue Increased by 29%

Fourth Quarter Net Revenue Grew 8% to $153 Million Compared to the Prior Year Period; On a Constant Currency Basis, Net Revenue Increased by 14% to $163 Million

Company Expects to Generate $70-$80 Million of Adjusted EBITDA and be Free-Cash Flow Positive in Its Operating Business Units in FY2023

Foundation in Place for Profitable and Sustainable Growth

•	Fourth Quarter International Cannabis Increased 205% from the Prior Year Q4; Tilray Medical Leads European Medical Cannabis Market with 20% Market Share in Germany

•	Delivered $85 Million in Cost Savings to Date, Exceeding Original Target on Accelerated Timeline; Company Now Expects to Deliver $100 Million by the End of FY2023

•	Significantly Strengthened Balance Sheet, Reduced Debt, and Ended FY2022 with $416 Million in Cash

•	Tilray Brands Sets Stage for Next Evolution of Cannabis Following HEXO Transaction, which Positions the Company for Additional Growth Opportunities in Canada, Europe, and the U.S

NEW YORK and LEAMINGTON, ONTARIO – July 28, 2022 – Tilray Brands, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company inspiring and empowering the worldwide community to live their very best life, today reported financial results for the fourth quarter and full fiscal year ended May 31, 2022.  All financial information in this press release is reported in U.S. dollars, unless otherwise indicated, and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Irwin D. Simon, Tilray Brands’ Chairman and Chief Executive Officer, stated, “Over the past year, we have accelerated the optimization of our operations and sharpened execution against our most profitable core business opportunities in medical, adult-use, wellness, and beverage-alcohol across Canada, Europe, and the U.S. At the same time, we accelerated our growth potential through tactical execution

PRESS RELEASE	July 28, 2022

and strategic initiatives that enable accelerated revenue growth through improved cultivation, brand building, and distribution. These actions should also contribute to bottom-line performance improvement through production efficiencies and cost reductions. The outcome of this work is that we have driven top line growth across our markets, significantly improved our operating performance, and strengthened our balance sheet.”

He continued, “We are confident that our proactive steps to plan for the evolution of the cannabis business in each of our markets has positioned Tilray Brands to be at the forefront of the industry on a global basis while delivering profitability and driving shareholder value.”

Financial Highlights - 2022 Fiscal Fourth Quarter1

•	Net revenue grew 8% to $153.3 million during the fourth quarter from $142.2 million in the prior year quarter. On a constant currency basis, net revenue increased 14.5%.
•

Net loss of $457.8 million during the fourth quarter compared to net income of $33.6 million in the prior year quarter. Net loss in the fiscal 2022 fourth quarter includes a non-cash impairment of $395.0 million primarily impacting inventory, goodwill and other intangible assets. The impact was related to changes in market opportunities causing a shift in our strategic priorities, and market conditions inclusive of higher rates of borrowing and lower foreign exchange rates.

•	Adjusted EBITDA of $11.5 million, marking the Company’s 13th consecutive quarter of positive Adjusted EBITDA.

Financial Highlights- 2022 Fiscal Year

•

Net revenue increased 22% to $628.4 million during fiscal 2022 from $513.1 million in the prior fiscal year. The increase was driven by 17.9% growth in cannabis net revenue to $237.5 million, a 150.0% increase in beverage alcohol net revenue of $71.5 million, and a 928.8% increase in wellness net revenue to $59.6 million.  On a constant currency basis, net revenue increased by 29%.

•	Net loss of $434 million in fiscal 2022 includes the non-cash impairment of $395.0 million in the fourth quarter (discussed above).
•	Adjusted EBITDA increased 17.8% to $48.0 million in fiscal year 2022 from $40.8 million in the prior fiscal year.
•	Ended the year with a strong balance sheet and liquidity, including cash and cash equivalents of $415.9 million.

Cost-Saving Synergies and Strengthened Balance Sheet

[1]

This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided herein in the tables.

Tilray Brands, Inc. | www.tilray.com

PRESS RELEASE	July 28, 2022

Since the closing of the Tilray-Aphria transaction, the Company has delivered $85 million in cost synergies, exceeding its original target of delivering $80 million of cost savings by the end of fiscal year 2023.  These synergies are due to consolidation in key areas of cultivation and production, cannabis and product purchasing, sales and marketing, and corporate expenses. The Company has subsequently identified an additional $20 million of savings, and now expects to deliver a total of $100 million in cost synergies from the transaction by the end of fiscal year 2023.

Further, with the benefit of an additional $80 million of shared cost savings, synergies and financial benefits over the next two years associated with the HEXO transaction, management expects that Tilray Brands will be free cash flow positive in its business units in fiscal year 2023.

Upside Potential of HEXO Transaction

Tilray Brands’ acquisition of HEXO Corp.’s senior secured convertible note, on highly favorable terms, closed on July 12, 2022, bringing immediate accretion to the Company and facilitating collaboration and the sharing of best practices that will help Tilray Brands to drive ongoing international expansion and take advantage of the opportunities expected to come with federal legalization in the U.S. In addition, due to significant operating efficiencies, the companies expect to deliver a total of $80 million of shared cost savings over the next two years.

Highlights of Strategic Growth Actions in Fiscal 2022

United States:

•	August ’21 - Tilray Acquires Majority Position in Amended MedMen Convertible Notes
•	November ’21 - Tilray’s SweetWater Brand Enters Spirits Category Through New Ready-To-Drink Cocktail Now Available in the United States
•	December ’21 - Tilray Strengthens Strategic Position in the U.S. with Acquisition of Breckenridge Distillery
•	December ’21 - SweetWater Brewing announced the acquisition of Alpine Beer Company and Green Flash Brewing Company
•	January ’22 – Manitoba Harvest Launches 2022 Wellness Boost Campaign
•	February ’22 - SweetWater Brewing Company Expands Distribution Across California
•	February ’22 - SweetWater Brewing Company Continues Rapid Expansion with Distribution Rollout Across Washington & Oregon
•	April ’22 - SweetWater Brewing Company celebrated 25th anniversary and hosted 420 music Festival in Atlanta, Georgia with 75 thousand festival goers
•	April ’22 - Manitoba Harvest Enters Exclusive Partnership with Whole Foods Market
•	April ’22 - Breckenridge Distillery Takes Home Two Double Gold and One Gold Medal at the 2022 San Francisco World Spirits Competition
•	April ’22 – Breckenridge Distillery Launches New Collectors Art Series with Denver Artist Alexandrea Pangburn

Tilray Brands, Inc. | www.tilray.com

PRESS RELEASE	July 28, 2022

Canada:

•	June ’21 - Tilray Launches New Medical Cannabis Brand, Symbios
•	June ’21 - Tilray Launches Canadian Craft Cannabis Brand, Broken Coast, in the U.S. with Broken Coast Lager
•	August ’21 – Tilray Medical Launches New Medical Cannabis Edibles in Canada
•	October ’21 - Tilray Strengthens Leadership Position in Canada with new addition of Blair MacNeil, President of Canada
•	October ’21 - Tilray Expands Distribution across Canada with Great North Distributors
•	December ’21 - Launch of Tilray’s Fast-Acting Oral Strips Highlights Commitment to Medical Cannabis Innovation and Patient Care
•	March ’22 - Good Supply Brand Expands Its Award-Winning Cannabis Portfolio with Hash Bats™; A New ‘Hard-Hitting’ Infused Pre-Roll
•	March ’22 - Solei Brand Launches New Wellness Product for Nighttime Use
•	April ’22 - Solei Brand Launches the First Cannabis Edible Available in Quebec
•	April ’22 - Tilray Brands hosts sold-out ‘Holy Smokes’ 420 Budtender event in Toronto
•	May ’22 - Good Supply Brand Expands High-Potency Cannabis Portfolio with Launch of Liquid Wax Vapes and New Exclusive Strains

Europe and International:

•	July ’21 – Tilray’s Aphria RX GmbH Completes First Harvest and Delivery of Medical Cannabis Grown in Germany
•	October ’21 – Tilray Launches Medical Cannabis in Luxembourg
•	November ’21 - Tilray Expands Medical Cannabis Footprint in Malta
•	January ’22 - Tilray Expands Medical Cannabis Product Offering in Australia
•	February ‘22 - Tilray Brands Consolidates its Global Medical Offering into Tilray Medical, a Comprehensive Portfolio of Brands and Products
•	February ’22 - Tilray Launches Medical Cannabis Products in Malta
•	March ’22 - Tilray Medical Expands Offering in Malta and Launches First Medical Cannabis Oil Products in Market
•	May ’22 - Announced the launch of CBD lifestyle brand, POLLEN, on Amazon UK

Webcast

Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. ET. Investors may join the live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will also be archived after the call concludes.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin

Tilray Brands, Inc. | www.tilray.com

PRESS RELEASE	July 28, 2022

America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality and beloved brands that address the needs of the consumers, customers and patients we serve. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words.   Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company and achieve $4B in revenue by the end of fiscal 2024; the Company’s ability to generate $70-$80 million of Adjusted EBITDA and expectation to be free-cash flow positive in its operating business units in FY 2023; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular markets, including in Canada, the U.S. and the EU; and the Company’s ability to successfully achieve the expected production efficiencies, synergies and cost savings relating to the HEXO transactions and agreed commercial arrangements; and the Company’s anticipated investments, including in organic and strategic growth, partnership efforts, product offerings and other initiatives.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted gross margin, Adjusted EBITDA and free cash flow. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be

Tilray Brands, Inc. | www.tilray.com

PRESS RELEASE	July 28, 2022

considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Adjusted EBITDA is calculated as net income (loss) before inventory valuation adjustments; interest expenses, net; other expenses (income), net; deferred income tax (recoveries) expenses, current income tax expenses (benefit); foreign exchange gain (loss), net; depreciation and amortization expenses; stock-based compensation expenses; loss from equity method investments; loss on disposal of property and equipment; amortization of inventory step-up; severance costs; impairment of assets; and change in fair value of warrant liability. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Gross margin, excluding inventory valuation adjustments, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Gross margin, excluding inventory valuation adjustments, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.  Free cash flow is comprised of two GAAP measures deducted from each other which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

For further information:

Media: Berrin Noorata, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

Tilray Brands, Inc. | www.tilray.com

PRESS RELEASE	July 28, 2022

Consolidated Statements of Financial Position

(In thousands of United States dollars)	May 31, 2022	May 31, 2021
Assets
Current assets
Cash and cash equivalents	$415,909	$488,466
Accounts receivable, net	95,279	87,309
Inventory	245,529	256,429
Prepaids and other current assets	46,786	48,920
Current portion of convertible notes receivable	—	2,485
Total current assets	803,503	883,609
Capital assets	587,499	650,698
Right-of-use assets	12,996	18,267
Intangible assets	1,277,875	1,605,918
Goodwill	2,641,305	2,832,794
Interest in equity investees	4,952	8,106
Long-term investments	10,050	17,685
Convertible notes receivable	111,200	—
Other assets	314	8,285
Total assets	$5,449,694	$6,025,362
Liabilities
Current liabilities
Bank indebtedness	$18,123	$8,717
Accounts payable and accrued liabilities	157,431	212,813
Contingent consideration	16,007	60,657
Warrant liability	14,255	78,168
Current portion of lease liabilities	6,703	4,264
Current portion of long-term debt	67,823	36,622
Total current liabilities	280,342	401,241
Lease liabilities	11,329	53,946
Long-term debt	117,879	167,486
Convertible debentures	401,949	667,624
Deferred tax liabilities, net	196,638	265,845
Other liabilities	191	3,907
Total liabilities	1,008,328	1,560,049
Commitments and contingencies (refer to Note 17)
Stockholders' equity
Common stock ($0.0001 par value; 990,000,000 shares authorized; 532,674,887 and 446,440,641 shares issued and outstanding, respectively)	53	46
Additional paid-in capital	5,382,367	4,792,406
Accumulated other comprehensive (deficit) income (loss)	(20,764)	152,668
Accumulated deficit	(962,851)	(486,050)
Total Tilray Brands, Inc. stockholders' equity	4,398,805	4,459,070
Non-controlling interests	42,561	6,243
Total stockholders' equity	4,441,366	4,465,313
Total liabilities and stockholders' equity	$5,449,694	$6,025,362

Tilray Brands, Inc. | www.tilray.com

PRESS RELEASE	July 28, 2022

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)

(In thousands of United States dollars,	For the three months ended May 31,		For the year ended May 31,
except for per share data)	2022	2021	2022	2021
Net revenue	$153,325	$142,236	$628,372	$513,085
Cost of goods sold	160,058	119,738	511,555	389,903
Gross profit	(6,733)	22,498	116,817	123,182
Operating expenses:
General and administrative	41,400	32,839	162,801	111,575
Selling	9,643	8,525	34,926	26,576
Amortization	30,846	16,100	115,191	35,221
Marketing and promotion	10,771	5,103	30,934	17,539
Research and development	54	358	1,518	830
Change in fair value of contingent consideration	(15,585)	—	(44,650)	—
Impairment	378,241	—	378,241	—
Litigation costs	4,099	2,099	16,518	3,251
Transaction costs	1,221	31,161	31,739	60,361
Total operating expenses	460,690	96,185	727,218	255,353
Operating loss	(467,423)	(73,687)	(610,401)	(132,171)
Interest expense, net	(5,522)	(9,466)	(27,944)	(27,977)
Non-operating income (expense), net	11,342	121,510	197,671	(184,838)
Loss before income taxes	(461,603)	38,357	(440,674)	(344,986)
Income taxes (recovery)	(3,803)	4,735	(6,542)	(8,972)
Net loss	$(457,800)	$33,622	$(434,132)	$(336,014)
Net loss per share - basic and diluted	$(0.90)	$0.38	$(0.90)	$(1.25)

Net Revenue by Operating Segment

(In thousands of United States dollars)	Three months ended May 31, 2022	% of Total Revenue	Three months ended May 31, 2021	% of Total Revenue
Cannabis business	$53,253	35%	$53,703	38%
Distribution business	61,160	39%	66,792	47%
Beverage alcohol business	22,727	15%	15,947	11%
Wellness business	16,185	11%	5,794	4%
Net revenue	$153,325	100%	$142,236	100%

(In thousands of United States dollars)	Year Ended May 31, 2022	% of Total Revenue	Year Ended May 31, 2022	% of Total Revenue
Cannabis business	$237,522	38%	$201,392	39%
Distribution business	259,747	42%	277,300	54%
Beverage alcohol business	71,492	11%	28,599	6%
Wellness business	59,611	9%	5,794	1%
Net revenue	$628,372	100%	$513,085	100%

Net Cannabis Revenue by Market Channel

Tilray Brands, Inc. | www.tilray.com

PRESS RELEASE	July 28, 2022

	For the three months ended May 31,		For the three months ended May 31,
(In thousands of United States dollars)	2022	2022	2021	2021
Revenue from Canadian medical cannabis products	$7,246	14%	$6,968	13%
Revenue from Canadian adult-use cannabis products	46,869	88%	59,710	111%
Revenue from wholesale cannabis products	141	0%	56	0%
Revenue from international cannabis products	14,095	26%	4,623	9%
Less excise taxes	(15,098)	-28%	(17,654)	-33%
Total	$53,253	100%	$53,703	100%

(In thousands of United States dollars)	For the year ended May 31,		For the year ended May 31,
	2022	2022	2021	2021
Revenue from Canadian medical cannabis products	$30,599	13%	$25,539	13%
Revenue from Canadian adult-use cannabis products	209,501	88%	222,930	110%
Revenue from wholesale cannabis products	6,904	3%	6,615	3%
Revenue from international cannabis products	53,887	23%	9,250	5%
Less excise taxes	(63,369)	-27%	(62,942)	-31%
Total	$237,522	100%	$201,392	100%

Other Financial Information: Key Operating Metrics

	For the three months ended May 31,		For the years ended May 31,
(In thousands of United States dollars)	2022	2021	2022	2021
Net cannabis revenue	$53,253	$53,703	$237,522	$201,392
Net beverage alcohol revenue	22,727	15,947	71,492	28,599
Distribution revenue	61,160	66,792	259,747	277,300
Wellness revenue	16,185	5,794	59,611	5,794
Cannabis cost of sales	72,342	49,731	194,834	130,511
Beverage alcohol cost of sales	11,359	5,350	32,033	12,687
Distribution cost of sales	65,138	60,424	243,231	242,472
Wellness cost of sales	11,219	4,233	41,457	4,233
Gross profit (excluding inventory valuation adjustments and step-up)	50,481	43,252	186,031	143,936
Cannabis gross margin (excluding inventory valuation adjustments and step-up)	53.4%	44.5%	43.0%	45.1%
Beverage gross margin (excluding inventory valuation adjustments and step-up)	59.8%	71.7%	58.3%	58.6%
Distribution gross margin (excluding inventory valuation adjustments and step-up)	5.8%	9.5%	9.2%	12.6%
Wellness gross margin (excluding inventory valuation adjustments and step-up)	30.7%	26.9%	30.5%	26.9%
Adjusted EBITDA	11,504	13,195	48,047	40,771
Cash and cash equivalents	415,909	488,466	415,909	488,466
Working capital	523,161	479,883	523,161	482,368

Other Financial Information: Gross Margin and Adjusted Gross Margin

Tilray Brands, Inc. | www.tilray.com

PRESS RELEASE	July 28, 2022

(In thousands of United States dollars)	For the three months ended May 31, 2022
	Cannabis	Beverage	Distribution	Wellness	Total
Revenue	$68,351	$23,459	$61,160	$16,185	$169,155
Excise taxes	(15,098)	(732)	—	—	(15,830)
Net revenue	53,253	22,727	61,160	16,185	153,325
Cost of goods sold	72,342	11,359	65,138	11,219	160,058
Gross profit	(19,089)	11,368	(3,978)	4,966	(6,733)
Gross margin	-35.8%	50.0%	-6.5%	30.7%	-4.4%
Adjustments:
Inventory valuation adjustments	47,500	—	7,500	—	55,000
Purchase price accounting step-up	—	2,214	—	—	2,214
Adjusted gross profit	28,411	13,582	3,522	4,966	50,481
Adjusted gross margin	53.4%	59.8%	5.8%	30.7%	32.9%

(In thousands of United States dollars)	For the three months ended May 31, 2021
	Cannabis	Beverage	Distribution	Wellness	Total
Revenue	$71,357	$16,549	$66,792	$5,794	$160,492
Excise taxes	(17,654)	(602)	—	—	(18,256)
Net revenue	53,703	15,947	66,792	5,794	142,236
Cost of goods sold	49,731	5,350	60,424	4,233	119,738
Gross profit	3,972	10,597	6,368	1,561	22,498
Gross margin	7.4%	66.5%	9.5%	26.9%	15.8%
Adjustments:
Inventory valuation adjustments	19,919	—	—	—	19,919
Purchase price accounting step-up	—	835	—	—	835
Adjusted gross profit	23,891	11,432	6,368	1,561	43,252
Adjusted gross margin	44.5%	71.7%	9.5%	26.9%	30.4%

(In thousands of United States dollars)	For the year ended May 31, 2022
	Cannabis	Beverage	Distribution	Wellness	Total
Revenue	$300,891	$74,959	$259,747	$59,611	$695,208
Excise taxes	(63,369)	(3,467)	—	—	(66,836)
Net revenue	237,522	71,492	259,747	59,611	628,372
Cost of goods sold	194,834	32,033	243,231	41,457	511,555
Gross profit	42,688	39,459	16,516	18,154	116,817
Gross margin	18.0%	55.2%	6.4%	30.5%	18.6%
Adjustments:
Inventory valuation adjustments	59,500	—	7,500	—	67,000
Purchase price accounting step-up	—	2,214	—	—	2,214
Adjusted gross profit	102,188	41,673	24,016	18,154	186,031
Adjusted gross margin	43.0%	58.3%	9.2%	30.5%	29.6%

Tilray Brands, Inc. | www.tilray.com

PRESS RELEASE	July 28, 2022

(In thousands of United States dollars)	For the year ended May 31, 2021
	Cannabis	Beverage	Distribution	Wellness	Total
Revenue	$264,334	$29,661	$277,300	$5,794	$577,089
Excise taxes	(62,942)	(1,062)	—	—	(64,004)
Net revenue	201,392	28,599	277,300	5,794	513,085
Cost of goods sold	130,511	12,687	242,472	4,233	389,903
Gross profit	70,881	15,912	34,828	1,561	123,182
Gross margin	35.2%	55.6%	12.6%	26.9%	24.0%
Adjustments:
Inventory valuation adjustments	19,919	—	—	—	19,919
Purchase price accounting step-up	—	835	—	—	835
Adjusted gross profit	90,800	16,747	34,828	1,561	143,936
Adjusted gross margin	45.1%	58.6%	12.6%	26.9%	28.1%

Other Financial Information: Adjusted Earnings before Interest, Taxes, and Amortization

	Three months ended May 31,		Year ended May 31,
Adjusted EBITDA reconciliation:	2022	2021	2022	2021
Net loss	$(457,800)	$33,622	$(434,132)	$(336,014)
Income taxes	(3,803)	4,735	(6,542)	(8,972)
Interest expense, net	5,522	9,466	27,944	27,977
Non-operating expense (income), net	(11,350)	(121,510)	(197,671)	184,838
Amortization	40,768	24,540	154,592	67,832
Stock-based compensation	8,969	5,937	35,994	17,351
Change in fair value of contingent consideration	(15,577)	—	(44,650)	—
Impairment	378,241	—	378,241	—
Inventory valuation adjustments	55,000	19,919	67,000	19,919
Purchase price accounting step up	2,214	835	2,214	835
Facility start-up and closure costs	3,300	2,056	13,700	2,056
Lease expense	700	335	3,100	1,337
Litigation costs	4,099	2,099	16,518	3,251
Transaction costs	1,221	31,161	31,739	60,361
Adjusted EBITDA	$11,504	$13,195	$48,047	$40,771

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